UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 12, 2016

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 12, 2016, the Company filed with the Securities and Exchange Commission a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Company’s existing at-the-market offering program pursuant to which the Company may issue and sell shares of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $125,000,000, from time to time through Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the Company’s sales agents (the “Agents”), pursuant to separate equity distribution agreements, dated April 17, 2015, as amended May 12, 2016, among the Company, Rexford Industrial Realty, L.P. and each of the Agents. The shares of the Company’s common stock will be issued pursuant to the prospectus supplement and the Company’s shelf registration statement on Form S-3 (File No. 333-210691), filed on April 11, 2016 with the Securities and Exchange Commission. The opinion of Venable LLP with respect to the validity of shares of the Company’s common stock that may be offered and sold pursuant to the prospectus supplement and the accompanying prospectus are filed herewith as Exhibit 5.1.
This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
May 12, 2016	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
May 12, 2016	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1 hereto)